[Exhibit 99.1 - Press Release]

PREMIER DEVELOPMENT & INVESTMENT, INC. ACCEPTS RESIGNATION OF PRESIDENT AND
C.E.O.

Dallas, TX. - May 27, 2005 - Premier Development & Investment, Inc. (OTC Bulletin Board: PDVN), announced today that on May 27, 2005 its Board of Directors accepted the resignation of Eric R. Boyer as President, C.E.O., and as a director of the Company.

Andrew L. Jones, current Chairman and the sole Board of Directors member will serve in the role as interim President of the Corporation until such time as a replacement can fill the vacancy and is appointed.

About Premier

Premier Development & Investment, Inc. is a publicly held developer and operator of theme-based restaurant and bar concepts. These concepts are developed internally and through partnerships with other restaurant developers with the intent of building them into full-fledged chains and franchise opportunities. Premier owns and operates the Player's Grille Restaurant and Bar(TM), a casual dining sports themed concept based in Florida.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain statements within this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include statements about the implementation of a reverse stock split and other statements containing forward looking terminology such as "may," "expects," "believes," "anticipates," "intends," "expects," "projects," or similar terms Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Premier Development & Investment, Inc.) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the restaurant industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth and prospective dealings and joint venture projects. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Premier. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, and changes in federal or state tax laws. For a description of additional risks and uncertainties, please refer to Premier's filings with the Securities and Exchange Commission.

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